Exhibit 99.1

Allarity Therapeutics Closes $20 Million Financing to Accelerate the Advance of Stenoparib Toward FDA Approval and Commercialization

- Extends Company Cash Runway into Mid-2028

- Financing Expected to Fund Completion of Phase 2 Ovarian Cancer Trial

- Financing Supports Acceleration Toward Pivotal Trial and Commercialization

- Financing Structured as Non-Convertible Debt Financing

TARPON SPRINGS, Fla., March 6, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced that it has closed a $20 million non-convertible debt financing with Streeterville Capital.

The transaction is structured as a note purchase agreement pursuant to which the Company issued two non-convertible promissory notes: (i) a promissory note in the original principal amount of $10,930,000 and (ii) a secured promissory note in the original principal amount of $10,000,000, together providing approximately $20 million in net proceeds to the Company.

The financing is expected to extend the Company’s cash runway into the summer of 2028. The Company intends to use the proceeds primarily to support key initiatives designed to accelerate the advance of stenoparib toward pivotal development, FDA approval and commercialization.

Additional information regarding the transaction is included in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 6, 2026.

“This financing demonstrates the confidence which Streeterville has in Allarity and the capital received positions us to complete Phase 2 enrollment, prepare for our FDA meeting, advance our companion diagnostic strategy, and prepare for pivotal development of stenoparib in advanced ovarian cancer,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics. “The financing also supports broader strategic initiatives, including further advancement of our DRP companion diagnostic platform and potential exploratory development in additional WNT-driven tumor types. We view stenoparib as a novel, highly differentiated therapeutic candidate, and this non-convertible financing provides the resources necessary to propel its continued advancement, while reflecting confidence in the strength of our clinical progress and regulatory strategy.”

Stenoparib has demonstrated durable clinical benefit in heavily pre-treated ovarian cancer patients, including previously reported extended overall survival. Notably, certain patients have remained on therapy for more than 30 months, highlighting the long-term therapeutic potential of stenoparib in this population. The open-label Phase 2 trial will generate the critical clinical data to inform future regulatory engagement and pivotal trial development.

Allarity Therapeutics, Inc.   |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, Small Cell Lung Cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has two ongoing Phase 2 trial protocols for stenoparib in Ovarian Cancer patients. In the first, patients who had had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. This protocol has been closed to further enrollment but continues for the enrolled patients who are still receiving benefit from stenoparib administration. The updated data from this study were presented at this AACR special conference on advances in Ovarian Cancer. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. An amended protocol designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum resistant patients began enrolling patients this summer. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Allarity Therapeutics, Inc.   |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the continued clinical development of stenoparib (2X-121) in advanced ovarian cancer and small cell lung cancer; the completion of Phase 2 enrollment; anticipated timing of critical clinical data; preparation for and timing of End-of-Phase-2 FDA meeting; potential initiation of pivotal development; the development and potential prospective use of the Company’s DRP® companion diagnostic platform; and potential exploratory development of stenoparib in additional oncology indications, including other WNT-driven tumor types; the anticipated use of proceeds from the debt financing; and the filing of a Current Report on Form 8-K. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to clinical development and regulatory review, including the possibility that future clinical data, may not support safety, efficacy, or durability claims; risks that Phase 2 enrollment may not be completed as planned; delays in patient enrollment or trial completion; risks associated with preparation for or outcome of End-of-Phase-2 FDA meeting; uncertainties regarding potential initiation or timing of pivotal development; reliance on third-party investigators, clinical sites, and manufacturing partners; the predictive accuracy, regulatory acceptance, and clinical utility of the DRP® platform; risks related to exploratory development in additional tumor types; and the Company’s ability to secure sufficient funding or strategic partnerships to support its operations and development plans; risks relating to the Company’s ability to deploy the proceeds as anticipated; satisfy its obligations under the debt instruments; complete and timely file the Form 8-K. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, and our Form 10-Q quarterly reports filed with the SEC on May 9, 2025, August 15, 2025 and November 14, 2025, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc.   |   123 E Tarpon Ave   |   Tarpon Springs, Florida   |   U.S.A.   |   NASDAQ: ALLR   |   www.allarity.com